CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP


Salt Lake City, Utah
February 6, 2001